Exhibit 10.3

DATED	29 June	2020

(1) MEPC MILTON PARK NO.1 LIMITED AND MEPC MILTON PARK NO.2 LIMITED

and

(2) REPLIMUNE LIMITED

deed of variation

relating to a lease of

69 and 70 Innovation Drive

Milton Park

Knights plc

Midland House

West Way

Botley

Oxford

OX2 0PH

PARTICULARS
DATE	:	29 June 2020
LANDLORD	:	MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. 014504), both of whose registered offices are at Sixth Floor, 150 Cheapside, London EC2V 6ET;
TENANT	:	REPLIMUNE LIMITED (Company number 09496393) whose registered office is at 69 Innovation Drive, Milton Park, Abingdon, Oxfordshire, United Kingdom, OX14 4RQ

BACKGROUND

(A)	This Deed is supplemental to the Lease;

(B)	The Landlord and the Tenant have agreed that the Lease shall be varied as set out in this Deed.

The parties agree as follows:

1	definitions

1.1	In this Deed, unless the context requires otherwise, the following definitions shall apply:

Landlord	includes successors in title to the freehold estate in the Property;
Lease	a lease of the Property dated 4 April 2016 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited and (2) Replimune Limited, a copy of which is appended to this Deed, and all documents supplemental thereto;
Licence to Alter	a licence to carry out works outside the Property dated 7 February 2019 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited and (2) Replimune Limited;
Property	69 and 70 Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RQ as more particularly defined in the Lease; and
Tenant	includes successors in title to the term created by the Lease.

1.2	The Particulars are incorporated in and form part of this Deed so that in this Deed the words and expressions set out in the Particulars shall have the meanings ascribed to them in the Particulars.

1.3	Expressions defined in the Lease shall (save where the context requires otherwise) have the same meanings as in this Deed.

1.4	The provisions of the Lease relating to its interpretation apply to this Deed except to the extent that they are expressly varied by this Deed.

2	variation

In consideration of the sum of one pound (£1) paid by the Tenant to the Landlord (receipt of which the Landlord acknowledges) it is mutually agreed and declared that with effect from the date of this Deed the Lease shall be varied in accordance with the provisions set out in the Schedule.

3	continuing effect

3.1	The Landlord and Tenant acknowledge that by entering into this deed that there has been a deemed surrender and re-grant of the Lease. The Landlord and Tenant confirm that the new lease created by this Deed is granted in consideration of the surrender of the Lease.

3.2	Notwithstanding the effect of clause 3.1, the Parties intend that all of the terms, requirements, covenants, conditions, stipulations and provisions of the Lease shall apply to the lease created by this Deed, save to the extent any such terms requirements, covenants, conditions, stipulations and provisions are modified by this Deed through the provisions contained in the Schedule.

4	Licence to Alter

The parties hereby agree and acknowledge that the provisions of the Licence to Alter shall continue in full force and effect notwithstanding the effect of clause 3.1 and that references to the “Lease” in the Licence to Alter shall be deemed to refer to the lease created by this Deed.

5	exclusion of contracts (rights of third parties) act 1999

A person who is not a party to this Deed shall not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

6	SUCCESSORS

This deed binds the respective successors in title of the Landlord and the Tenant.

7	exclusion of security of tenure

7.1	The Landlord and the Tenant agree that sections 24 to 28 of the 1954 Act shall be excluded from the tenancy created by this Deed;

7.2	The Landlord has served on the Tenant a notice as referred to in section 38A(3)(a) of the 1954 Act and the Tenant has made a statutory declaration pursuant to the requirements of Schedule 2 of the 2003 Order the original or a true copy of which declaration is annexed to this Deed.

8	Registration

Promptly following the completion of this deed, the Tenant shall apply to register this deed at HM Land Registry in order to close the Tenant's registered title number ON325431 for the Lease and to register the new lease granted by this Deed against the Landlord's registered title number ON130606.

9	GOVERNING LAW

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England.

10	JURISDICTION

Each party irrevocably agrees that the courts of England shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

Executed by the parties as a Deed on the date stated at the beginning of this document

SCHEDULE

Agreed Variations to the Lease

1.	In the Prescribed Clauses, LR6. amended as follows:

LR6. Term for which the Property is leased	From and including 4 April 2016 To and including 3 April 2031

2.	In the Lease Particulars the definition of “Contractual Term” shall be deleted and substituted by the following:

“Contractual term : fifteen (15) years from the 4 April 2016 to and including 3 April 2031”

3.	Clause 1.1 [Definitions] and in the Lease Particulars the definition of “Break Date” shall be deleted and substituted by the following:

“Break Date means 4 April 2026;”

4.	In Clause 1.1 [Definitions] the definition of “Principal Rent” and “Initial Principal Rent” in the Lease Particulars shall both be deleted and substituted by the following:

“Principal Rent means:

From and including the Rent Commencement Date to and including 3 December 2016: ONE HUNDRED AND THIRTY NINE THOUSAND FIVE HUNDRED AND SEVEN POUNDS AND SEVENTY FIVE PENCE (£139,507.75) per annum;

From and including 4 December 2016 to and including 23 June 2020: TWO HUNDRED AND SEVENTY NINE THOUSAND AND FIFTEEN POUNDS AND FIFTY PENCE (£279,015.50) per annum;

From and including 24 June 2020 to and including 24 December 2020: ONE HUNDRED AND THIRTY NINE THOUSAND FIVE HUNDRED AND SEVEN POUNDS AND SEVENTY FIVE PENCE (£139,507.75) per annum;

From and including 25 December 2020 to and including the day before the Review Date: TWO HUNDRED AND SEVENTY NINE THOUSAND AND FIFTEEN POUNDS AND FIFTY PENCE (£279,015.50) per annum;

Subject to increase in accordance with the Second Schedule;”

5.	In Clause 1.1 [Definitions] and in the Lease Particulars the definition of “Review Date” shall be deleted and substituted by the following:

“Review Date means each of the First Review Date and the Second Review Date, whichever is relevant, and Relevant Review Date shall be interpreted accordingly;”

6.	In Clause 1.1 [Definitions] the following shall be added as new definitions:

“First Review Date means 4 April 2021;”

“Second Review Date means 4 April 2026;”

7.	Clause 8.1 [Break Clause] shall be deleted and substituted by the following:

“The Tenant may terminate the Contractual Term on the Break Date by giving to the Landlord not less than twelve (12) months’ previous notice in writing;”

8.	Clause 8.2 [Break Clause] shall be deleted and substituted by the following:

“Any notice given by the Tenant shall operate to terminate the Contractual Term only if:

(i) the Principal Rent reserved by this lease has been paid by the time of such termination; and

(ii) the Tenant gives the Landlord possession of the Property on termination free from any sublease and any third party occupational interests; and

(iv) the Tenant has previously paid to the Landlord in cleared funds a sum equivalent to three months’ Principal Rent then payable;”

9.	A new Clause 8.6 shall be added as follows:

“If the Tenant does not terminate this Lease on the Break Date in accordance with this clause 8 then the Principal Rent shall be reduced by half for the period of six (6) months immediately following the Break Date and for the avoidance of doubt the Principal Rent shall resume to its full amount immediately following this six (6) month period.”

10.	The Second Schedule [Rent Review] shall be deleted and substituted by the following:

“1. In this Schedule:

1.1	First Review Date means the First Review Date;

1.2	Second Review Date means the Second Review Date;

1.3	Review Date means each of the First Review Date and the Second Review Date, whichever is relevant, and Relevant Review Date shall be interpreted accordingly;

1.4	Current Rent means the Principal Rent payable under this lease immediately before the Relevant Review Date;

1.5	Index means the Retail Prices Index (All Items: including housing and mortgage costs) published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;

1.6	Indexed Rent means Current Rent multiplied by (A/B) per annum where:

A = The figure shown in the Index for February 2021 (for the First Review Date) or February 2026 (for the Second Review Date); and

B = the figure shown in the Index for February 2016 (for the First Review Date) or February 2021 (for the Second Review Date)

1.7	Revised Rent means the new Principal Rent following the Relevant Review Date pursuant to paragraph 2 (for the First Review Date) or paragraph 3 (for the Second Review Date) of this Second Schedule.

1.8	Rack Rental Value means the annual rent (exclusive of VAT) at which the Property might reasonably be expected to be let in the open market at the Second Review Date;

ASSUMING

(a)	the letting is on the same terms as those contained in this lease but subject to the following qualifications:

(i)	the term shall commence on the Second Review Date and be five (5) years;

(ii)	the amount of the Principal Rent shall be disregarded, but it shall be assumed that the Principal Rent is subject to review on the terms of and at the same intervals as the Principal Rent under this lease;

(b)	the Property is available to let as a whole, with vacant possession, by a willing landlord to a willing tenant, without premium;

(c)	the Property is ready, fit and available for immediate occupation and use for the Permitted Use;

(d)	all the obligations on the part of the Tenant contained in this lease have been fully performed and observed;

(e)	no work has been carried out to the Property which has reduced the rental value of the Property;

(f)	if the whole or any part of the Property has been destroyed or damaged it has been fully reinstated;

(g)	that there is no alternative basis in the hypothetical lease for the assessment of rent on review other than for assessment of the Rack Rental Value;

BUT DISREGARDING:

(g)	any goodwill attached to the Property by reason of any business carried on there;

(h)	any effect on rent of the fact that any Tenant and any undertenant is or has been in occupation of the Property;

(i)	any effect on rent of any improvements at the Property made with the Landlord’s consent by the Tenant or any undertenant, except improvements carried out pursuant to an obligation to the Landlord or at the expense of the Landlord;

PROVIDED THAT the Rack Rental Value shall be that which would be payable after the expiry of any rent free period or concessionary rent period for fitting out (or the receipt of any contribution to fitting out works or other inducement in lieu thereof) which might be given on a letting of the Property, so that no discount reduction or allowance is made to reflect (or compensate the tenant for the absence of) any such rent free or concessionary rent period or contribution or other inducement.

1.9	Expert means a surveyor (who shall be a Fellow of the Royal Institution of Chartered Surveyors with at least ten (10) years’ experience in the letting and valuation of premises of a similar nature to and situate in the same region as the Property) agreed between the Landlord and the Tenant, or in the absence of agreement nominated on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors.

2.	The Principal Rent shall be reviewed on the First Review Date to the higher of:

2.1	the Current Rent (disregarding any suspension or abatement of the Principal Rent); and

2.2	the Indexed Rent ascertained in accordance with this lease.

3.	The Principal Rent shall be reviewed on the Second Review Date to the higher of:

3.1	the Current Rent (disregarding any suspension or abatement of the Principal Rent); and

3.2	the Indexed Rent ascertained in accordance with this lease; and

3.3	the Rack Rental Value on the Second Review Date agreed or determined in accordance with this lease.

4	The Rack Rental Value at the Second Review Date shall be:

4.1	agreed in writing between the Landlord and the Tenant; or

4.2	determined by an Expert (acting as an expert) on the application of either Landlord or Tenant at any time after the Second Review Date;

5	In the case of determination by an Expert:

5.1	the Expert will be instructed to afford the Landlord and the Tenant the opportunity to make written representations to him and comment upon written representations received by him;

5.2	if an Expert dies, refuses to act or becomes incapable of acting, or if he fails to notify the parties of his determination within 2 months after receiving the last submission delivered to him, either the Landlord or the Tenant may apply to the President for the time being of the Royal Institution of Chartered Surveyors to discharge him and appoint another in his place;

5.3	the fees and expenses of the Expert and any VAT thereon shall be paid by the Landlord and the Tenant in such shares as the Expert shall decide (or in equal shares if the Expert does not decide this point); if one party pays all the Expert’s fees and expenses, the paying party may recover the other’s share from the other party, in the case of the Landlord as arrears of rent.

6.	If a Revised Rent has not been ascertained by the Relevant Review Date:

6.1	the Current Rent shall continue to be payable until the Revised Rent is ascertained;

6.2	when the Revised Rent is ascertained:

6.2.1 the Tenant shall pay within 14 days of ascertainment of the Revised Rent:

(i)	any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date (the Balancing Payment); and

(ii)	interest on the Balancing Payment at Base Rate from the date of dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date;

6.2.2 the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.

7.	Time shall not be of the essence for the purposes of this Schedule.

11.	In the Lease Particulars the definition of “Review Type” shall be deleted.

EXECUTED as a DEED by
____________________ as attorney for
MEPC MILTON PARK NO. 1 LIMITED
in the presence of:

....
NJ RANDALL as attorney for **MEPC MILTON PARK NO. 1 LIMITED**

....
Signature of witness

Witness name: JA RANDALL

Address: GRANTHAM HOUSE
HIGHCLERE
RG20 9PF

EXECUTED as a DEED by
____________________ as attorney
for **MEPC MILTON PARK NO. 2 LIMITED** in the presence of:

....
NJ RANDALL as attorney for **MEPC MILTON PARK NO. 2 LIMITED**

....
Signature of witness

Witness name: JA RANDALL

Address: GRANTHAM HOUSE
HIGHCLERE
RG20 9PF

EXECUTED as a DEED by REPLIMUNE LIMITED acting by A director in the presence of:	/s/ Colin Love

Director
/s/ Sam Goddard

Witness Name: Sam Goddard Address: Occupation: